NL Industries, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	Contact: Janet G. Keckeisen Vice President – Corporate Strategy and Investor Relations (972) 233-1700
Press Release

FOR IMMEDIATE RELEASE

NL INDUSTRIES, INC. ANNOUNCES RESULTS OF
ANNUAL SHAREHOLDER MEETING

DALLAS, TEXAS – May 16, 2019 – NL Industries, Inc. (NYSE:  NL) announced that at its 2019 annual shareholder meeting held today its shareholders had:

•	elected each of Loretta J. Feehan, Robert D. Graham, John E. Harper, Meredith W. Mendes, Cecil H. Moore, Jr. and Thomas P. Stafford as a director for a one year term; and
•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2019 annual meeting.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components), titanium dioxide products and other businesses.

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